Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q2 FY2007 (All amounts in millions, except ASPs and headcount)

	Q2 FY06	Q3 FY06	Q4 FY06	Q1 FY07	Q2 FY07

HARD DRIVE UNITS:	18.1	18.8	19.2	22.7	24.5
REVENUE:	$1,117	$1,129	$1,086	$1,264	$1,428
AVERAGE SELLING PRICE:	$62	$60	$56	$56	$58
GROSS MARGIN %:	20.4%	19.3%	18.8%	17.3%	17.9%

REVENUE BY CHANNEL:
OEM	56%	53%	54%	52%	46%
DISTRIBUTORS	39%	40%	37%	37%	37%
RETAIL	5%	7%	9%	11%	17%

REVENUE BY GEOGRAPHY:
AMERICAS	32%	39%	38%	35%	38%
EUROPE	34%	27%	22%	28%	32%
ASIA	34%	34%	40%	37%	30%

WORLDWIDE HEADCOUNT:	24,591	24,235	24,750	25,687	27,055

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS (1)	$126	$102	$100	$115	$184
CAPITAL EXPENDITURES (1)	$61	$87	$70	$59	$110
DEPRECIATION AND AMORTIZATION	$39	$42	$44	$45	$50
DAYS SALES OUTSTANDING	35	39	40	44	43

INVENTORY METRICS:
RAW MATERIALS	$18	$16	$23	$33	$17
WORK IN PROCESS	58	63	62	81	90
FINISHED GOODS	92	99	120	102	158

TOTAL INVENTORY, NET	$168	$178	$205	$216	$265
INVENTORY TURNS	21	21	17	19	18

(1)	Beginning with the second quarter of 2007, capital expenditures are presented on a cash disbursements basis. The comparative amounts for the second quarter of 2006 through the first quarter of 2007 for capital expenditures and cash flow from operations have been adjusted for consistency.